                                     Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 (the "Registration Statement") of our
report dated April 2, 2007, relating to the financial statements, which appears in the December 31, 2006 Annual Report to the contract owners of American Skandia Life Assurance Corporation Variable Account B.  We also consent to the incorporation by reference in this Registration Statement of our report dated March 23, 2007, relating to the financial statements, which appears in American
Skandia Life Assurance Corporation Company's Annual Report on Form 10K for the year ended December 31, 2006.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
September 20, 2007